EXHIBIT NO. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163891 of Kimberly-Clark Corporation on Form S-8 of our report dated June 19, 2014 relating to the financial statements and financial statement schedule of Kimberly-Clark Corporation 401(k) and Profit Sharing Plan, appearing in this Annual Report on Form 11-K of the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 19, 2014